REPORT OF INDEPENDENT AUDITORS

The Partners
Summit Amusement and Distributing, Ltd.

We have audited the accompanying balance sheet of Summit Amusement and Distributing, Ltd. (the Partnership) as of December 31, 2006 and the related statements of income, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at December 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

February 23, 2007

(1)

Summit Amusement and Distributing, Ltd.
Balance Sheet
December 31, 2006

ASSETS
Current assets:
Cash	$1,304,124
Accounts receivable, less noncurrent portion, net of allowance for doubtful accounts of $8,000 (notes 2, 10, 12 and 14)	3,980,605
Notes receivable (note 4)	14,717
Inventories (notes 3, 8 and 10)	3,023,863
Vendor deposits	80,100
Prepaid expenses	14,500
Total current assets	8,417,909
Notes receivable, less current portion (note 4)	15,489
Noncurrent portion of accounts receivable (notes 2, 10, 12 and 14)	76,062
91,551
Property, plant and equipment (note 10):
Furniture and fixtures	85,757
Equipment and show booths	515,437
Vehicles	329,242
Test benches	124,930
Leasehold improvements	1,541,379
1,209,745
Accumulated depreciation	814,435
Net property and equipment	395,310
Total assets	$8,904,770
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable	$573,891
Accrued liabilities	78,137
Accrued incentive bonuses (note 7)	1,500,784
Accrued interest (note 9)	242,313
Payable to partners (note 9)	5,577,516
Total current liabilities	7,972,641
Commitments and contingencies (notes 13 and 14)	-
Partners' capital	932,129
Total liabilities and partners' capital	$8,904,770

See accompanying notes to the financial statements.

(2)

Summit Amusement and Distributing, Ltd.
Statement of Income
For the Year Ended December 31, 2006

Sales (note 12)	$24,842,351
Lease revenue	27,538
Service revenue and related	382,469
Total revenue	25,252,358
Cost of goods sold	13,863,795
Consulting costs (note 11)	163,531
Total cost of goods sold	14,027,326
Gross profit	11,225,032
General operating costs (notes 13, 15 and 16)	4,842,804
Depreciation	188,300
Incentive bonus (note 7)	1,500,784
6,531,888
Operating income	4,693,144
Other income (expense):
Loss on disposal of assets	(1,625)
Miscellaneous income	17,396
Interest income (notes 4, 5 and 6)	36,904
Interest expense (notes 7, 9 and 10)	(243,471)
Net income	$4,502,348

See accompanying notes to the financial statements.

(3)

Summit Amusement and Distributing, Ltd.
 Statement of Changes in Partners' Capital
For the Year Ended December 31, 2006

Balance, January 1, 2006	$932,129
Net income	4,502,348
Distributions to partners (note 9)	(4,502,348)
Balance, December 31, 2006	$932,129

See accompanying notes to the financial statements.

(4)

Summit Amusement and Distributing, Ltd.
Statement of Cash Flows
For the Year Ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,502,348
Adjustments to reconcile net income to net Cash provided by operating activities:
Depreciation	188,300
Sales financed by Partnership	(31,750)
Loss on sale of assets	1,625
Changes in operating assets and liabilities:
Accounts receivable	(1,336,485)
Vendor deposits	(80,100)
Inventories	185,672
Prepaid expenses	34,547
Other assets	813
Accounts payable	105,618
Payable relating to equipment purchase	(700,000)
Accrued interest	(32,422)
Accrued liabilities	(297,806)
Accrued incentive bonuses	685,769
Net cash provided by operating activities	3,226,129
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(123,874)
Proceeds from disposals of property, plant and equipment	8,625
Net cash used by investing activities	(115,249)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments received on note receivable from employee	155,429
Payments received on notes receivable	1,544
Payments received on capital leases receivable	82,191
Payments made on partner notes payable	(2,578,694)
Net cash used by financing activities	(2,339,530)
Increase in cash and equivalents	771,350
Cash and equivalents at beginning of year	532,774
Cash and equivalents at end of year	$1,304,124
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$275,893

Non-Cash Activities

Distributions of $4,502,348 were made through an increase in notes payable to partners.
The Partnership financed sales to a customer through a note receivable totaling $31,750.

See accompanying notes to the financial statements.

(5)

Summit Amusement and Distributing, Ltd.
Notes to Financial Statements
For the Year Ended December 31, 2006

1.	Orqanization and Significant Accounting Policies

(a)	Organization

Summit Amusement and Distributing, Ltd. (the Partnership) is a limited partnership that manufactures, sells and maintains coin operated entertainment and gaming machines. The Partnership's production facilities are located in Billings, Montana, and it sells machines in several states throughout the United States.

(b)	Inventories

Inventories are stated at the lower of cost or market using average cost methods.

(c)	Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation for property and equipment is computed using accelerated methods over the estimated useful lives of the assets, primarily 5 years.

(d)	Income Taxes

Federal income taxes are not payable by, or provided for, in the Partnership. Partners are taxed individually on their share of partnership earnings. State income taxes payable by the Partnership are not significant.

(e)	Concentration of Credit Risk

The Partnership has accounts receivable from customers located throughout the United States. Typically, the Partnership does not require collateral relating to accounts receivable; however, management performs recurring evaluations of credit balances through evaluation of customers' financial condition.

Concentrations of credit risk also consist of cash and notes receivable. The Partnership places its cash with quality financial institutions, and by policy, attempts to limit the amount of exposure to any one financial institution. At times during the year ended December 31, 2006, and as of December 31, 2006, cash balances exceeded the related FDIC insurance limits. The Partnership has not experienced any losses in the past relating to cash balances in excess of the FDIC insurance limits. Notes receivable are generally collateralized by the related equipment sold to the customer.

(f)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Continued)
(6)

Summit Amusement and Distributing, Ltd.
Notes to Financial Statements
For the Year Ended December 31, 2006

1.	Organization and Significant Accounting Policies (Continued)

(g)	Cash Equivalents

For purposes of reporting cash flows, the Partnership considers cash in banks to be cash equivalents.

(h)	Valuation of Accounts Receivable

The Partnership does not provide for any ongoing reserve for potentially uncollectible accounts receivable; instead, management evaluates amounts due from customers on a periodic basis, and records a reserve for potentially uncollectible accounts only if collection appears doubtful. Bad debt expense is only recorded if the related reserve account is not sufficient to absorb any account receivable balance that management believes is uncollectible.

(i)	Advertising Costs

Advertising costs are expensed as incurred, which is consistent with the nature of the Partnership's advertising methods.

2.	Accounts Receivable

Included in accounts receivable at December 31, 2006 is an amount due from a customer whereby the customer pays towards the balance due as certain net revenues are generated from the gaming devises sold to the customer. The total amount due is approximately $136,062, and collection activity through February, 2007 indicates that approximately $76,062 will not be collected during the year ended December 31, 2007; accordingly, the related amount is reflected as a noncurrent accounts receivable in the accompanying financial statements.

In December, 2006, the Partnership recorded a sale to a customer that was not actually shipped to the customer until January 2, 2007. The customer confirmed to management that they assumed ownership of the related items as of December 31, 2006; the related items were held by the Partnership as of December 31, 2006 on behalf of the customer. The related sales amount was approximately $284,000, with a corresponding gross profit margin of approximately $125,000.

3.	Inventories

Inventories are comprised of the following at December 31, 2006:

Equipment	$1,065,379
Parts	1,958,484
$3,023,863

4.	Notes Receivable

The Partnership will occasionally sell equipment to a customer and will take back a note receivable relating to the sale, or as discussed in note 14, the Partnership will participate in financing the sale of equipment to customers with a finance company. In these cases, the related notes receivable are collateralized by the equipment.

(Continued)
(7)

Summit Amusement and Distributing, Ltd.
Notes to Financial Statements
For the Year Ended December 31, 2006

4.	Notes Receivable (Continued)

In November, 2006, the Partnership originated a note receivable with a customer in the amount of $31,750. The note bears interest at 10.99% and is due in monthly installments of $1,487, including interest. The note matures in November, 2008, and scheduled principal payments are as follows:

2007	$14,717
2008	15,489
$30,206

There was no significant interest income recorded related to notes receivable for the year ended December 31, 2006.

5.	Note Receivable From Employee

In a prior year, the Partnership advanced approximately $284,000 to a key employee. The agreement provided that interest accrue at 10%, and principal not repaid could be offset against any accrued bonuses owed to the employee. The advance was unsecured, and matured in February 2007. During the year ended December 31, 2006, the employee voluntarily elected to have the balance due of approximately $155,429 offset against bonuses accrued on his behalf.

6.	Capital Lease

In a prior year the Partnership sold equipment to a customer under the terms of a capital lease arrangement. The amount of the sale was $260,190, and the lease arrangement required payments of approximately $14,400 per month for 20 months. The lease included interest at approximately 12%, and was paid in full during the year ended December 31, 2006.

Interest earned on the related lease arrangement during the year ended December 31, 2006 was not significant.

7.	Accrued Incentive Bonuses

Accrued incentive bonuses are comprised of amounts due to key employees, as determined by management, based on various factors during the year ended December 31, 2006. The bonuses are generally determined, on an annual basis, and accrue interest at 10% until paid. Bonuses declared for the year ended December 31, 2006 were $1,500,784. Cumulative bonuses accrued but not yet paid as of December 31, 2006 were $1,500,784. Interest expense included in the accompanying financial statements relating to these bonuses was approximately $13,723 for the year ended December 31, 2006. See also notes 5 and 9.

8.	Payable Related To Equipment Purchase

In December 2005, the Partnership acquired 187 used gaming machines from a customer of the Partnership, to be refurbished and resold. The machines, purchased for $700,000, were refurbished and sold during 2006, and the related amount was repaid in full.

(Continued)
(8)

Summit Amusement and Distributing, Ltd.
Notes to Financial Statements
For the Year Ended December 31, 2006

9.	Related Party Transactions

The partner note payable bears interest at 10%. The note payable relates to cumulative distributions declared for the benefit of the partners, but not paid as of December 31, 2006.

Interest expense of approximately $228,590 has been included in the accompanying financial statements related to the notes payable to the partners.

Accrued interest in the accompanying financial statements relates to amounts due to partners and employees. The composition of the accrual at December 31, 2006 was as follows:

Employees –incentive bonuses	$13,723
Partners	228,590
$242,313

See also notes 5, 7 and 14.

10.	Bank Borrowings

The Partnership has a line of credit agreement with a bank in Montana. Total available borrowings are $2,000,000. The line of credit accrues interest at the Wall Street Journal prime rate (8.25% at December 31, 2006), and matures in April, 2007. The line of credit is secured by the Partnership's accounts receivable, inventories and property, plant and equipment. Under the terms of the agreement, the partners have subordinated the notes payable to them to the bank obligations. In addition, the Partnership must obtain bank permission to reduce the related partner notes payable below $2,250,000.

Interest expense relating to the line of credit for the year ended December 31, 2006 was approximately $1,158, and there was no balance outstanding on the line of credit as of December 31, 2006.

11.	Consulting

The Partnership maintains ongoing contracts with software, hardware and graphics consultants to continually monitor and maintain the games manufactured by the Partnership. These consultants also provide the Partnership with concepts and ideas for new and innovative games and machines. In addition, the Partnership is obligated to pay one of the contractors commissions on certain machines sold. The related commissions were not significant for the year ended December 31, 2006.

12.	Current Vulnerability Due to Certain Concentrations

The Partnership's operations are concentrated in the gaming industry. The Partnership operates in a heavily regulated environment, and the operations of the Partnership are subject to legislative changes, and such changes may occur with little notice.

(Continued)
(9)

Summit Amusement and Distributing, Ltd.
Notes to Financial Statements
For the Year Ended December 31, 2006

12.	Current Vulnerability Due to Certain Concentrations (Continued)

For the year ended December 31, 2006, approximately 52% of Partnership sales related to the state of Montana, and 43% related to the state of Louisiana. The sales in Louisiana were to a single distributor. In addition to the sales to the Louisiana distributor, approximately 15% of sales were to another customer.

As of December 31, 2006, approximately 53% of the Partnership's accounts receivable were due from a single customer.

13.	Lease Obligations

The Partnership leases space for administrative offices, manufacturing and storage facilities under noncancellable operating lease agreements. Lease expense relating to these agreements for the year ended December 31, 2006 was approximately $174,000.

As of December 31, 2006, minimum annual rental commitments under these noncancellable operating lease agreements were as follows:

2007	$106,000

14.	Repurchase Agreements

A company owned by one of the partners of the Partnership provides financing to customers of the Partnership. Under the terms of these agreements, the Partnership is obligated to repurchase the customer's outstanding balance, if the customer does not repay the related obligation. During the year ended December 31, 2006, the related party provided financing to customers of the Partnership in the amount of approximately $119,000. As of December 31, 2006, there was approximately $307,000 in balances outstanding to customers of the Partnership under the above noted agreements.

The Partnership has also entered into an agreement with a separate lender, which requires the Partnership to remarket the equipment, if the related loan is ever in default. In addition, the agreement also allows the Partnership to participate in the customer's financing arrangement, through the lender, if it so chooses. There were no such participations by the Partnership as of December 31, 2006. As of December 31, 2006, there was approximately $28,000 in balances outstanding to customers of the Partnership under the above noted agreement.

See also note 4.

15.	Retirement Plan

Employees of the Partnership participate in a voluntary deferred salary plan whereby the Partnership contributes an amount equal to 15% of employee contributions. Partnership contributions were approximately $23,500 for the year ended December 31, 2006.

(Continued)
(10)

Summit Amusement and Distributing, Ltd.
Notes to Financial Statements
For the Year Ended December 31, 2006

16.	Pending Sale Transaction

In August, 2006, the Partnership entered into an agreement to sell substantially all of the assets of the Partnership. The agreement also includes the assumption of various liabilities of the Partnership. The agreed-to selling price is approximately $37,000,000, and is contingent upon the purchaser obtaining the required licenses in various states. The transaction was still pending as of February 23, 2007. During the year ended December 31, 2006, the Partnership incurred approximately $124,000 in costs relating to the pending transaction, which are included in general operating costs in the accompanying financial statements.

(11)